Exhibit 10.7

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE Agreement (this “Separation Agreement”) is made and entered into this 2nd day of November, 2022, by and between Broadmark Realty Capital Inc. (“Company”), a Maryland corporation, and Brian Ward (“Executive”).

WHEREAS, the Company and the Executive previously entered into an Employment Agreement dated as of February 2, 2022, pursuant to which the Executive provides services as the Chief Executive Officer of the Company (the “Employment Agreement”);

WHEREAS, the Company and the Executive have mutually agreed to terminate Executive’s employment relationship with the Company effective as of the close of business on November 7, 2022;

WHEREAS, the Company and the Executive desire to enter into an agreement that will provide for the release of any and all claims arising on or before the Separation Date that relate to Executive’s employment with Company, Executive’s separation of employment with the Company, and any and all claims Executive may have or has had against the Company, its affiliated companies, and their employees and agents, successors and assigns, in general; and

WHEREAS, any terms used but not defined in this Separation Agreement shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Separation. As of the close of business in November 7, 2022 (the “Separation Date”), the Executive will no longer be an employee, agent, or representative of the Company. Effective as of the Separation Date, Executive shall have resigned from all his other positions with the Company and its affiliates, including the Board of Directors and any operating committees
2.
Consideration. In consideration of signing, and not revoking, this Separation Agreement, including the Releases provided for in Paragraph 4, in full settlement of any compensation and benefits to which Executive would otherwise be entitled, and in exchange for the promises, covenants, releases, and waivers set forth herein, the Company will provide Executive with payments and benefits described below (the “Severance Benefits”).

(a)
Continued Pay and Benefits; Cooperation. The Company will continue to pay Executive his full compensation and benefits to which he has elected as of the Effective Date, through November 30, 2022 (the “Salary Continuation Period”). As consideration for this salary continuation, Executive agrees that he will remain reasonably available to the Company as needed to assist in the smooth transition of Executive’s duties to one or more other employees or future employees of the Company, without additional compensation or remuneration, and to assist in the defense of the Company’s interests in pending or threatened litigation and any other administrative and regulatory proceedings which currently exist or which may arise in the future and involve the conduct of the Company’s business activities during the period of Executive’s employment with the Company. Executive’s duties during this Salary Continuation Period will include, without limitation, cooperation related to completing the Company’s third quarter 10-Q filing, completing the CEO certification(s) attendant to the 10-Q filing, and conducting sign-off conversations with Moss Adams. Executive’s obligations with respect to transition duties under this Paragraph shall terminate at the end of the Salary Continuation Period; however, Executive’s obligations under this Paragraph with respect to the defense of the Company’s interests shall continue indefinitely.
(b)
Severance Payment. The Severance Payment set forth in Section 4(e)(iii) of the Employment Agreement shall commence at the end of the Salary Continuation Period. The first Severance Payment installment shall occur as of the first payroll period following the Separation Agreement becoming irrevocable and the first payment shall include any installments accrued from November 30, 2022. Company may, not earlier than January 1, 2023, elect to accelerate and pay in lump-sum all amounts remaining due to Employee pursuant to Section 4(e)(iii) of the Employment Agreement.
(c)
Release of Covenant Not to Compete. Company agrees to release Executive, as of the Separation Date, from any and all obligations contained in Paragraph 6(b) of the Employment Agreement. The remaining provisions of Paragraph 6, as well as Paragraphs 7, 8, and 9, of the Employment Agreement, which were intended to survive Executive’s separation from the Company, shall remain in full force and effect.
3.
Valuable Exchange. Executive acknowledges and agrees that the consideration provided in Paragraph 2 herein is in full discharge of any and all liabilities and obligations of the Company to the Executive as of the Separation Date and exceed any payment, benefit, or other thing of value to which Executive might otherwise be entitled.

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4.
Release of Claims.
(a)
In exchange for the consideration set forth in Paragraph 2, which Executive acknowledges is fair and sufficient, Executive hereby releases any and all claims that Executive had, has, or might have against the Company and all of its direct and indirect stockholders, subsidiaries, divisions, affiliates, successors, assigns, officers, directors, employees, insurers, funds, agents, investors, and representatives (collectively “Releasees”), from liability for any and all claims or damages that Executive had, has, or may have against any of the Releasees at any time prior to and including the Separation Date, whether known or unknown to Executive, including but not limited to: (i) any and all claims or rights arising out of, or which might be considered to arise out of or to be connected in any way with, Executive’s relationship with the Company, or the termination of Executive’s relationship with the Company; (ii) any claims under any contracts, agreements, or understandings Executive may have with any of the Releasees, written or oral, at any time prior to the date hereof; and (iii) any claims or causes of action arising under any federal, state, or local law, rule, or ordinance, tort, express or implied contract, public policy, or any other obligation, including without limitation any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1974, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Internal Revenue Code of 1986, the Washington Minimum Wage Requirements and Labor Standards Act, Title 49 of the Revised Code of Washington, the Washington Equal Pay Opportunity Act (EPOA), the Washington Industrial Welfare Act (IWA), and the Washington Fair Chance Act (FCA), the Washington Law Against Discrimination (WLAD), the Washington Family Leave Act (FLA), and the Washington Leave Law all as amended, and/or any other federal, state, or local labor laws, wage and hour laws, employee relations, and/or fair employment practices laws, any public policy, including whistleblower protections, any claim for misrepresentation, defamation, or invasion of privacy, any claim for compensation, wages, commissions, bonuses, royalties, stock options, deferred compensation, other monetary or equitable relief, vacation, personal or sick time, other fringe benefits, attorneys’ fees, or any tangible or intangible property of Executive’s that remains with the Company, and any other applicable laws, regulations, and rules, whether arising under any contract (express or implied), agreement, statute, regulation, ordinance, common law, public policy or any other source. Executive specifically intends this release to be the broadest possible release permitted under law.
(b)
Executive acknowledges and agrees that he is releasing both known and unknown claims and waives the benefits of any statute purporting to prevent him from releasing unknown claims, including, but not limited to protection of Cal. Civ. Code Section 1542, which states:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(c)
Notwithstanding the foregoing, Executive shall not be deemed to have released: (a) any rights or obligations undertaken or received within this Separation Agreement or claims Executive may have arising from or related to a breach of this Separation Agreement by the Company; (b) any claims to indemnification and defense to which Executive may be entitled under the Company’s certificate of incorporation, bylaws, indemnification agreements, directors and officers insurance policies or applicable law with respect to the period of Executive’s employment; (c) any claims or rights which cannot be waived by law, including Executive’s right to workers compensation; and (d) any vested benefits under any employee benefit pension plan.
(d)
In exchange for the consideration set forth in Paragraph 2, which Executive acknowledges is fair and sufficient, Executive hereby releases any and all claims that Executive had, has, or might have against the Releasees, whether known or unknown, from the beginning of time through the date of the Executive’s execution of this Separation Agreement arising under the Age Discrimination in Employment Act, as amended, and its implementing regulations. By signing this Separation Agreement, the Executive hereby acknowledges and confirms that:
(1)
The Executive has read this Separation Agreement in its entirety and understands all of its terms;
(2)
The Executive has been advised in writing to consult an attorney of the Executive’s choosing before signing this Separation Agreement;
(3)
The Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Separation Agreement including, without limitation, the releases and covenants contained in it;
(4)
The Executive was given at least 21 days to consider the terms of this Separation Agreement and consult with an attorney of the Executive’s choice, although the Executive may sign sooner if desired and changes to this Separation Agreement, whether material or immaterial, do not restart the running of the 21-day period;
(5)
The Executive understands that the Executive has 7 days after signing this Separation Agreement to revoke the release in this Paragraph 6(B) by delivering notice of revocation before the end of the 7-day period to:

Broadmark Realty Capital Inc.

1420 Fifth Ave. Suite 2000

Seattle, WA 98101

Email: Nevin@broadmark.com

ATTN: Nevin Boparai, Chief Legal Officer

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(6)
The Executive understands that the release contained in this Paragraph 4(B) does not apply to rights and claims that may arise after the Executive signs this Separation Agreement.
5.
No Claims Pending. Executive represents that he has not filed or caused to be filed any lawsuit, complaint, or charge against any of the Releasees in any court, any municipal, state or federal agency, or any other tribunal. Executive agrees that he will not, to the fullest extent permitted by law, sue or file a complaint, grievance or demand for arbitration in any forum pursuing any claim released under this Separation Agreement; assist or otherwise participate in any claim, arbitration, suit, action, investigation, or other proceeding of any claim released hereunder; or accept any monetary or other recovery in connection with any charge, complaint, grievance, demand, or other action brought by any other person or entity related to any claim released hereunder. Executive is not waiving or releasing Executive’s right to file a charge with, or participate in an investigation by, the Equal Employment Opportunity Commission or any other federal or state agency. Executive is, however, waiving his right to recover any money in connection with such a charge or investigation, whether such charge is filed by Executive or someone else. Executive further represents and warrants that he has not assigned or conveyed to any other person or entity any part of or interest in the Severance Benefits or in any of the claims released in Paragraph 4 of this Separation Agreement. Executive further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding that violates Paragraph 4 and/or 5 of this Separation Agreement.
6.
No Additional Compensation Due. Executive acknowledges and agrees that none of the Releasees owes Executive any wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, or other compensation or payments, or continued coverage under any medical or other benefit policy or plan, qualified or non-qualified retirement benefits or forms of remuneration of any kind or nature, other than the Severance Benefits specifically provided in Paragraph 2 above.

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7.
Section 409A. This Separation Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury regulations and other interpretive guidelines issued thereunder (collectively, “Section 409A”). All payments under this Separation Agreement are intended to be exempt from Section 409A to the maximum extent possible, including by reason of the exemptions provided in Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9); to the extent they are not exempt, they are intended to be compliant with Section 409A, and all provisions of this Separation Agreement shall be construed consistent with that intent. The Parties acknowledge and agree that Executive’s termination of employment shall constitute an involuntary “separation from service” under Treas. Reg. 1.409A-1(n)(1). Notwithstanding the foregoing, the Company does not warrant or otherwise assure that the payments and benefits provided under this Separation Agreement will be considered by the federal Internal Revenue Service (“IRS”) or other appropriate governmental authorities to be exempt from the application of the requirements of Section 409A, and a finding by the IRS or other appropriate governmental authority that the payments and benefits (or any of them) provided under this Separation Agreement are not exempt, either in whole or in part, from the application of the requirements of Section 409A shall be no grounds for the Executive to seek or obtain any form of relief against the Company or rescission or reformation of this Separation Agreement, and Executive shall be solely responsible for any taxes or penalties under Section 409A that may apply to his payments and benefits described in this Separation Agreement.
8.
Miscellaneous.
(a)
This Separation Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the conflict of law principles thereof. Any action or proceeding by either of the parties to enforce this Separation Agreement shall be brought in any state or federal court located in the State of Washington. The parties hereby irrevocably submit to the non-exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.
(b)
This Separation Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, written and oral, with respect thereto including the Employment Agreement; provided, however, the parties agree that Sections 5, 7 through 12 of the Employment Agreement survive. No change, amendment, or modification of any provision of this Separation Agreement shall be valid unless set forth in a written instrument signed by both parties.
(c)
This Separation Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.
(d)
Each provision of this Separation Agreement shall be considered severable and if, for any reason, any provision hereof is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of any court or agency having valid jurisdiction, such invalid provisions shall be deemed not to be a part of this Separation Agreement, and the remaining provisions shall continue to be given full force and effect and bind the parties hereto.

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(e)
The failure of either party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement on the dates set forth below.

Company:

BROADMARK REALTY CAPITAL INC.

By:	/s/ Nevin Boparai
Name: Nevin Boparai
Title: Chief Legal Officer

Executive:

/s/ Brian Ward
Name: Brian Ward

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